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                                                                     EXHIBIT 5.1

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                                                Washington, D.C.

                                  File No. 036693-0006


March 1, 2004

Network Appliance, Inc.
495 East Java Drive
Sunnyvale, California 94089

        Re: Registration Statement on Form S-8; 2,942,000 Shares of Common Stock

Ladies and Gentlemen:

         In connection with the registration by Network Appliance, Inc., a Delaware corporation (the "Company"), of 2,942,000 shares of common stock, par value $0.001 per share (the "Shares"), of the Company to be issued pursuant to the Spinnaker Networks, Inc. 2000 Stock Plan (the "Plan"), under the Securities Act of 1933, as amended, on Form S-8 filed with the Securities and Exchange Commission on March 1, 2004 (the "Registration Statement"), you have requested our opinion set forth below.

         In our capacity as your counsel in connection with such registration, we are familiar with the proceedings taken and proposed to be taken by the Company in connection with the authorization, issuance and sale of the Shares. In addition, we have examined such matters of fact and questions of law as we have considered appropriate for purposes of this letter.

         We are opining herein as to the effect on the subject transaction only of the General Corporation Law of the State of Delaware, and we express no opinion with respect to the applicability thereto, or the effect thereon, of any other laws.

         Subject to the foregoing, it is our opinion that as of the date hereof the Shares have been duly authorized by all necessary corporate action of the Company, and, upon issuance, delivery and payment therefor in the manner contemplated by the Registration Statement, will be validly issued, fully paid and nonassessable.

         We consent to your filing this opinion as an exhibit to the Registration Statement.

                                Very truly yours,

                                /s/ Latham & Watkins LLP